Exhibit 5.1

September 19, 2025

Two Harbors Investment Corp.

1601 Utica Avenue South

Suite 900

St. Louis Park, MN 55416

Re:	Two Harbors Investment Corp., a Maryland corporation (the “Company”) -- Issuance and sale of up to 15,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company pursuant to the Equity Distribution Agreements (as defined herein) and pursuant to a Registration Statement on Form S-3 (Registration No. 333-277271) filed with the United States Securities and Exchange Commission (the “Commission”) on February 22, 2024 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)             the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 7, 2009, together with all amendments and supplements thereto filed with the Department through the date hereof;

(ii)            the Amended and Restated Bylaws of the Company, as amended on September 21, 2020 (the “Bylaws”);

(iii)           certain resolutions adopted by the board of directors of the Company relating to, among other things, the authorization of the issuance and sale of the Shares (the “Directors’ Resolutions”);

(iv)          the Registration Statement and the related base prospectus, dated February 22, 2024, and the related prospectus supplement dated September 19, 2025, each in the form filed or to be filed with the Commission pursuant to the Act;

BALLARD SPAHR LLP

Two Harbors Investment Corp.

September 19, 2025

(v)           the Amended and Restated Equity Distribution Agreement, dated as of September 19, 2025 (the “Citizens Equity Distribution Agreement”), by and between the Company and Citizens JMP Securities, LLC, as sales agent;

(vi)           the Equity Distribution Agreement, dated as of September 19, 2025 (the “BTIG Equity Distribution Agreement” and together with the Citizens Equity Distribution Agreement, each an “Equity Distribution Agreement” and, collectively, the “Equity Distribution Agreements”), by and between the Company and BTIG, LLC, as sales agent;

(vii)          a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and as to the manner of adoption of the Directors’ Resolutions and the form, approval, execution and delivery of the Equity Distribution Agreements;

(viii)         a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(ix)           such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)            each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)            each natural person executing any of the Documents is legally competent to do so;

(c)            any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)            the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

BALLARD SPAHR LLP

Two Harbors Investment Corp.

September 19, 2025

(e)            the Company has not, and is not required to be, registered under the Investment Company Act of 1940, as amended;

(f)             none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company;

(g)            none of the Shares will be issued or sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(h)            the consideration per share to be received by the Company for each of the Shares issued and sold pursuant to the Equity Distribution Agreements will be determined in accordance with, and will not be less than the minimum consideration per share set forth in, the Directors’ Resolutions; and

(i)             upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock issued and outstanding on the date subsequent to the date hereof on which such Shares are issued, after giving effect to the issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.              The Company is a corporation validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the Department.

2.              The Shares have been duly authorized for issuance and sale by the Company pursuant to the Equity Distribution Agreements, and when Shares are issued and delivered in exchange for payment of the consideration therefor, as provided in, and in accordance with the terms of, the applicable Equity Distribution Agreement and the Directors’ Resolutions, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR LLP

Two Harbors Investment Corp.

September 19, 2025

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP